AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 IMAGEMAX, INC.


         IMAGEMAX, INC., a corporation organized and existing under and by virtue of the provisions of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "Corporation"), hereby states as follows:

         FIRST: These Amended and Restated Articles of Incorporation were duly adopted by the Corporation's board of directors (the "Board") and shareholders in accordance with the provisions of Section 1912(a) and Section 1914(a) of the Business Corporations Law of 1988 of the Commonwealth of Pennsylvania, as amended (the "BCL"), respectively, by the unanimous written consent of the Board in accordance with Section 1727(b) and by the unanimous written consent of the shareholders in accordance with Section 1766(a).

         SECOND: The text of the Corporation's original Articles of Incorporation filed on November 15, 1996, and all amendments thereto, is hereby superseded and restated in its entirety to read as follows:

                                    ARTICLE I
                         NAME; STATUTE OF INCORPORATION

     The name of the Corporation is ImageMax, Inc. The Corporation is incorporated under the provisions of Business Corporation Law of 1988.

                                   ARTICLE II
                                REGISTERED OFFICE

     The Corporation's registered office in this Commonwealth is Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, Montgomery County.

                                   ARTICLE III
                                  CAPITAL STOCK

     The aggregate number of shares authorized is:

          (a) Forty Million (40,000,000) shares of Common Stock, no par value per share; and

          (b) Ten Million (10,000,000) shares of Preferred Stock, no par value per share, of which Six Hundred Fifty-Five Thousand (655,000) shares (and such additional shares as may be determined by the Corporation's Board of Directors) shall be designated as Series A Convertible Preferred Stock with the designations, preferences and rights as set forth on Exhibit A attached hereto.

     The Board of Directors of the Corporation shall have the full and complete authority, by resolution from time to time, to establish one or more series and to issue shares of Preferred Stock and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions.


                                   ARTICLE IV
                             LIMITATION OF LIABILITY

     No person who is or was a director of the Corporation shall be personally liable as such for monetary damages for any action taken or any failure to take any action unless (a) such director has breached or failed to perform the duties of his or her office under the BCL, and (b) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The foregoing limitation of liability shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to federal, state or local law. No amendment to or repeal of this Article, and no adoption of any provision in the Corporation's Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment, repeal or adoption.

                                    ARTICLE V
                                 INDEMNIFICATION

         Section 5.1. Officers and Directors - Direct Actions. The Corporation shall indemnify any director or officer of the Corporation (as used in this Article, the phrase "director or officer of the Corporation" shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) arising out of, or in connection with, any actual or alleged act or omission or by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (i) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 5.2. Officers and Directors - Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the director or officer of the Corporation has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

         Section 5.3. Employees and Agents. The Corporation may, to the extent permitted by the BCL, indemnify any employee or agent of the Corporation (as used in this Article, the phrase "employee or agent of the Corporation" shall mean any person who is or was an employee or agent of the Corporation, other than a director or officer of the Corporation, or is or was serving at the request of the Corporation as such an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation; provided that he or she has met the applicable standard of conduct set forth in Sections 5.1 and 5.2, subject to the limitations set forth in Section 5.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor.

         Section 5.4. Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1, 5.2 or 5.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 5.5. Advancing Expenses. Expenses (including attorneys' fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action, suit or proceeding referred to in Sections 5.1, 5.2 or 5.3 may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V.

         Section 5.6. Procedure.

            (a) Unless ordered by a court, any indemnification under Section 5.1, 5.2 or 5.3 or advancement of expenses under Section 5.5 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 5.1, 5.2 or 5.3.

            (b) All determinations under this Section 5.6 shall be made:

                (1) With respect to indemnification under Section 5.3 and advancement of expenses to an employee or agent of the Corporation, by the Board by a majority vote.

                (2) With respect to indemnification under Section 5.1 or 5.2 and advancement of expenses to a director or officer of the Corporation,

                    (A) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or

                    (B) If such a quorum is not obtainable, or, if obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                    (C) By the shareholders.

         Section 5.7. Nonexclusivity of Indemnification.

            (a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Section 1728 (relating to interested directors; quorum) of the BCL, or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 5.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article V or otherwise.

            (b) Indemnification pursuant to Section 5.7(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

            (c) Indemnification pursuant to Section 5.7(a), under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action, and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law, except as provided in this Section 5.7, and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

         Section 5.8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article V or otherwise.

         Section 5.9. Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall unless otherwise provided when authorized or ratified continue as to a person who has ceased to be a director or officer of the Corporation or an employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

         Section 5.10. Surviving or New Corporations. References to "the Corporation" in this Article V include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article V with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

         Section 5.11. Application to Employee Benefit Plans. For purposes of this Article V:

            (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

            (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

            (c) Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

No amendment to or repeal of this Article, and no adoption of any provision in the Corporation's Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the liability or alleged liability of any director of the Corporation for or with respect the indemnification of any director or officer of the Corporation or of any employee or agent of the Corporation with respect to any act or failure to act occurring prior to such amendment, repeal or adoption.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 Opt-Out Provisions. Subchapters E - Control Transactions, G - Control Share Acquisitions and H - Disgorgement of Certain Controlling Shareholders Following Attempts to Acquire control of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes, as existing on November 26, 1997 or as may thereafter be amended, shall not apply to the Corporation.

         Section 6.2 Special Meeting of Shareholders: Requirements. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the

President of the Corporation, by shareholders entitled to cast at least 50% of the votes that all shareholders are entitled to cast at the particular meeting, or by the Board, upon written request delivered to the Secretary of the Corporation. In addition, an "interested shareholder" (as defined in section 2553 of the BCL) may, upon written request delivered to the Secretary of the Corporation, call a special meeting for the purpose of approving a business combination under either subsection (3) or (4) of section 2553 of the BCL. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.6 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days after receipt of the request. If the Secretary of the Corporation shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

         Section 6.3 Cumulative Voting. The Shareholders of the Corporation shall not be entitled to cumulate their votes for the election of directors.

EXHIBIT A

                     DESIGNATION, PREFERENCES AND RIGHTS OF
                       THE SERIES A CONVERTIBLE PREFERRED
                              STOCK OF DOCUNET INC.

         1. Voting.

         (a) General. Except as may be otherwise provided in these terms of the DocuNet Inc. (the "Corporation") Series A Convertible Preferred Stock (the "Series A Preferred Stock") or by law, the holders of the Series A Preferred Stock shall vote together with the holders of the Corporation's Common Stock (as defined in paragraph 5(l) below) as a single class on all matters presented to such holders. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible.

         (b) Board Seats. The holders of the Series A Preferred Stock shall not be entitled to vote separately as a class with respect to the election of any directors of the Corporation.

         2. Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends or other distributions, except such dividends or other distributions as the Corporation's Board of Directors may, in its discretion, declare. The term "distribution" as used in this paragraph 2 shall include the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock), or the purchase or redemption of shares of the Corporation, for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation.

         3. Liquidation, Dissolution or Winding Up.

         (a) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to such share's Liquidation Preference Payment (as defined below). The "Liquidation Preference Payment" shall, for any share of Series A Preferred Stock, equal the amount paid for such share to the Corporation by the initial purchaser of such share of Series A Preferred Stock as set forth in the purchase/subscription agreement between such purchaser and the Corporation, or in the absence of such purchase/subscription agreement, the purchase price identified in the records of the Corporation maintained to identify such purchase prices. If, upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Preferred Stock all of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock based upon the respective ratio that the aggregate Liquidation Preference Payments payable to each such holder bears to the aggregate Liquidation Preference Payments of all then outstanding shares of Series A Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Preferred Stock shall have been paid in full all of the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Preferred Stock (with each share of Series A Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Preferred Stock is convertible immediately prior to the close of business or the business day fixed for such distribution) and Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex or facsimile to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         (b) The consolidation or merger of the Corporation into or with any other entity or entities, and the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 3, unless the shareholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the surviving or resulting corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote.

         (c) For purposes of this paragraph 3, upon liquidation, dissolution or winding up of the Corporation, the Common Stock shall rank junior to the Series A Preferred Stock with respect to the payment of the Liquidation Preference Payments for all shares of the Series A Preferred Stock.

         4. Restrictions. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not:

         (a) (i) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (ii) increase the authorized amount of the Series A Preferred Stock or increase the authorized amount of any additional class or series of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or (iii) create or authorize any obligation or security convertible into shares of Series A Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Preferred Stock as to dividends and to the distribution of assets on the liquidation, dissolution or winding up of the corporation, in each case whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

         (b) Amend, alter or repeal the provisions of its Articles of Incorporation concerning these terms of the Series A Preferred Stock;

         (c) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock, except for (a) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or paid in accordance with the provisions of paragraph 2 hereof, and (b) the purchase of shares of Common Stock from former employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made, pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee or the engagement of such former consultant and the purchase price does not exceed the original issue price paid by such former employee or consultant to the Corporation for such shares, provided, however, that no such consent or vote shall be required for purchases of Common Stock from former employees or consultants at other than the original issue price or from other persons if such transaction has been approved in writing by a majority of the Board of Directors of the Corporation elected by the holders of Common Stock; or

         (d) Redeem or otherwise acquire any shares of Series A Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Series A Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Preferred Stock then held by each such holder.

         5. Conversions. The holders of shares of Series A Preferred Stock shall have the following conversion rights:

         (a) Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option and at any time, to convert any such shares of Series A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $0.49 and (ii) dividing the result by the conversion price of $0.49 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

         (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 5(a) and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         (c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5(b). In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificates or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5(c), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         (d) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (e) Reorganization or Reclassification. If any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entity to any other person shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or disposition, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, reclassification, consolidation, merger, sale or disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, as securities or assets thereafter deliverable upon the exercise of such conversion rights. The provisions of this paragraph 5(e) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales and other dispositions.

         (f) Notice of Adjustment. Notice of adjustment under this paragraph 5 shall be sent by first class mail, postage prepaid to U.S. residents, or by telex or facsimile transmission to non U.S. residents, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         (g) Other Notices. In case at any time:

         (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

         (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

         (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a change in ownership as specified in paragraph 3, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

         (iv) there shall be voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid to U.S. residents, or by telex or facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Series A Preferred stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, change in ownership, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, change in ownership, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         (h) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

         (i) No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         (j) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

         (k) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         (l) Definition of Common Stock. As used in this paragraph 5, term "Common Stock" shall mean and include the Corporation's authorized Common Stock, no par value as constituted on the date of filing of these terms of the Series A Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5(e).

         (m) Mandatory Conversion. If at any time the Corporation shall undertake a firm commitment underwritten public offering of shares of Common Stock, then effective upon the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such firm commitment underwritten public offering, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock.

         6. Amendments. No provision of these terms of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

                       [END OF CERTIFICATE OF DESIGNATION]